Exhibit 10.2

Omnibus Amendment to the

XM Satellite Radio Holdings Inc. Talent Option Plan, the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, as amended, the Amended and Restated Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan, the XM Satellite Radio Holdings Inc. 2007 Stock Incentive Plan and the Sirius XM Radio Inc. 2009 Long-Term Stock Incentive Plan (collectively, the “Equity Plans”) and their Related Stock Option Agreements, Restricted Stock Agreements and Restricted Stock Unit Agreements

November 15, 2013

WHEREAS, in connection with the reorganization of Sirius XM Radio Inc. (“Sirius”) approved by the Board of Directors of Sirius, pursuant to which Sirius has become a wholly owned subsidiary of Sirius XM Holdings Inc. (“Sirius Holdings”), it is necessary to amend each of the Equity Plans, each of the stock option agreements pursuant to which options to purchase shares of common stock of Sirius have been granted and are outstanding pursuant to one of the Equity Plans (collectively, the “Option Agreements”), each of the restricted stock agreements pursuant to which shares of common stock of Sirius which are subject to restrictions have been granted and are outstanding pursuant to one of the Equity Plans (collectively, the “Restricted Stock Agreements”), and each of the restricted stock unit agreements pursuant to which restricted stock units have been granted and are outstanding pursuant to one of the Equity Plans (collectively, the “RSU Agreements”).

NOW, THEREFORE, each of the Equity Plans, Option Agreements, Restricted Stock Agreements and RSU Agreements are hereby amended as follows, effective as of the closing of the reorganization of Sirius as a wholly owned subsidiary of Sirius Holdings:

1. The definition of the term “Board” or “Board of Directors,” as applicable, as contained in each Equity Plan, Option Agreement, Restricted Stock Agreement and RSU Agreement, to the extent applicable, is hereby amended by deleting the current definition and replacing it with the following:

“‘Board’/‘Board of Directors’ shall mean the board of directors of Sirius XM Holdings Inc. and any successor thereto.”

2. The definition of the term “Company”, “Corporation”, or “XM” as applicable, as contained in each Equity Plan, Option Agreement, Restricted Stock Agreement and RSU Agreement is hereby amended by deleting the current definition and replacing it with the following:

“‘Company’/‘Corporation’/‘XM’ shall mean Sirius XM Holdings Inc. and any successor thereto.”

3. The definition of the term “Common Shares”, “Share(s)”, or “Stock” as applicable, as contained in each Equity Plan, Option Agreement, Restricted Stock Agreement and RSU Agreement, to the extent applicable, is hereby amended by deleting the current definition and replacing it with the following:

“‘Common Shares’/‘Share(s)’/‘Stock’ shall mean the common stock of Sirius XM Holdings Inc., par value $0.001 per share.”

4. All references to “Sirius XM Radio Inc.”, “XM Satellite Radio Holdings Inc.”, or “Sirius Satellite Radio Inc.” contained in each Equity Plan, Option Agreement, Restricted Stock Agreement and RSU Agreement not otherwise changed by the preceding amendments are hereby changed to “Sirius XM Holdings Inc.”

5. All other provisions of the Equity Plans, Option Agreements, Restricted Stock Agreements and RSU Agreements shall remain in full force and effect, except to the extent modified by the foregoing.

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IN WITNESS WHEREOF, the undersigned has duly executed this Omnibus Amendment as of the date first written above.

SIRIUS XM RADIO INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

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